                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          NAPCO SECURITY SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          NAPCO SECURITY SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held on November 25, 1997


Dear Fellow Stockholder:

            The Annual Meeting of the Stockholders of Napco Security Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 333 Bayview Avenue, Amityville, New York, on Tuesday, November 25, 1997, at 4:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

            1.    To elect four directors;

            2. To transact such other business as may properly come before the Meeting or any adjournments thereof.

            Only stockholders of record at the close of business on October 1, 1997 are entitled to notice and to vote at the Meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the Meeting on the foregoing proposals will be open to examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for a period of ten days prior to the Meeting at the offices of the Company, 333 Bayview Avenue, Amityville, New York 11701.


                                         By order of the Board of Directors,



                                                    Richard Soloway
                                                    Secretary


October 24, 1997

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                          NAPCO SECURITY SYSTEMS, INC.
                               333 BAYVIEW AVENUE
                           AMITYVILLE, NEW YORK 11701


                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 25, 1997


INFORMATION CONCERNING THE SOLICITATION

      This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share ("Common Stock") of Napco Security Systems, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be held on November 25, 1997 and at any adjournment thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy were first mailed to the stockholders on or about October 24, 1997. A copy of the 1997 Annual Report of the Company, including financial statements, is being mailed herewith.

      Only stockholders of record at the close of business on October 1, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 4,369,727 shares of Common Stock.

      On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote. At the Meeting, the holders of record of Common Stock will vote on: Item 1, the election of four directors; and the transaction of any other business as may properly come before the Meeting and require a vote of the Stockholders.

                                     ITEM 1

                              ELECTION OF DIRECTORS

Information Concerning Nominees

      The Board of Directors of the Company is currently composed of four members. Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are elected and shall qualify. Four directors are to be elected by a plurality of the votes cast at the Meeting. It is intended that the proxies solicited on behalf of the Board of Directors will be voted for the election of the four nominees listed below unless a contrary instruction is made on the proxy. Each of these nominees has consented to serve if elected. In the event that any nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

      The names of the nominees and certain information received from them are set forth in the following table, including their principal occupations, five-year employment history and the names of any other companies whose securities are publicly held and of which they presently serve as directors.

                              Principal Occupation;
                              Five-Year Employment
                                  History and                                    Director
Name and Age                  Other Directorships                                  Since
------------                  ---------------------                              --------
Richard Soloway               Chairman of the Board of Directors                   1972
    (51)                      of the Company since October 1981;
                              Secretary of the Company since 1975.

Kenneth Rosenberg             President of the Company since 1975;                 1972
    (51)                      Treasurer of the Company since
                              January 1985.

Randy B. Blaustein            Partner of Blaustein, Greenberg & Co.                1985
    (45)                      since July 1991; Attorney engaged as
                              a sole practitioner since October 1980,
                              specializing in business and tax matters, and
                              author of six books and numerous articles.

Andrew J. Wilder              Officer of Israeloff, Trattner & Co.,                1995
    (46)                      independent certified public
                              accountants, since 1990.

THE BOARD OF DIRECTORS DEEMS ITEM 1 TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

      During the fiscal year ended June 30, 1997, the Company retained, and currently retains, Mr. Blaustein as special counsel for certain general business and tax related matters.

      During fiscal 1997, there were two meetings of the Board of Directors; Messrs. Rosenberg, Soloway, Blaustein and Wilder attended each meeting. In addition, the Board acted by unanimous written consent on four occasions during the fiscal year.

Committees of the Board of Directors and Meetings Held

      The Board of Directors has a Stock Option Committee consisting of Richard Soloway and Kenneth Rosenberg. This Committee, which met three times in fiscal year 1997, determines the individuals to be granted options under the Incentive Stock Option Plan and the Non-Employee Stock Option Plan, the number of shares to be subject to options and the terms of the options and interprets the provisions of such plans.

      The Company has an Audit Committee consisting of Richard Soloway, Randy Blaustein and Andrew J. Wilder. The Committee, which met two times in fiscal year 1997, recommends to the Board of Directors as to the engagement of an independent certified public accountant, discusses the adequacy of the accounting procedures and internal controls and new accounting pronouncements that may affect the Company, approves the overall scope of the audit, and reviews and discusses the audited financial statements.

      The Company does not have standing nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Company's Compensation Committee is made up of three officers of the Company.

Compensation of Directors

      The directors who are not officers receive $1,000.00 for each Board of Directors meeting and $1,000.00 for each Committee meeting that they attend in person or by telephone conference call. For the fiscal year ended June 30, 1997, Mr. Blaustein received $4,000.00, and Mr. Wilder received $4,000.00, director's fees and committee fees.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table, together with the accompanying footnotes, sets forth information as of October 1, 1997, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company's outstanding Common Stock, (b) each director of the Company and (c) all officers and directors of the Company as a group. Except as otherwise indicated, the named owner has sole voting and investment power over shares listed.


                                Amount and Nature
                                  of Beneficial           Percent of
Beneficial Owner                    Ownership           Common Stock [a]
----------------                -----------------       ----------------
Richard Soloway                    889,576                  20.4%
c/o  the Company                     Direct
333 Bayview Avenue
Amityville, NY  11701                 5,400 [b]              0.1%
                                   Indirect

Kenneth Rosenberg                  889,576                  20.4%
c/o  the Company                    Direct
333 Bayview Avenue
Amityville, NY  11701

Randy B. Blaustein                   22,500                  0.5%

All officers and directors        1,926,452 [c]             44.1%


[a] Percentages are computed on the basis of 4,369,727 shares of Common Stock outstanding on October 1, 1997, plus the number of shares which a person has the right to acquire directly or indirectly within sixty (60) days.

[b] Represents shares owned directly by Mr. Soloway's wife.

[c] This number of shares includes (i) 1,921,052 shares as to which officers and directors have sole voting and investment power, and (ii) 5,400 shares as to which officers and directors share with others or may be deemed to share voting and investment power.

      Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), the following is a list of each person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 ("reporting person") that failed to file on a timely basis one or more reports during such fiscal year, the number of late reports, the number of transactions not reported on a timely basis, and any known failure to file a required form:
Mr. DePierro (as to 6,000 shares) and Mr. Gaudio (as to 10,000 shares) were late in filing their Forms 4.

INFORMATION CONCERNING EXECUTIVE OFFICERS

      The term of office of each executive officer of the Company is one year. There are no family relationships between any director or officer of the Company. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, the period during which they have served in these positions and, where applicable, their positions in any other organizations during the last five years.

                              Position and Office with the
                              Company, Term of Office and
Name and Age                  Five-Year Employment History
------------                  ----------------------------

Richard Soloway               Chairman of the Board of Directors
     (51)                     since October 1981 (Co-Chief Executive Officer);
                              Secretary since 1975.

Kenneth Rosenberg             President since January 1975 (Co-Chief Executive
     (51)                     Officer); Treasurer since January 1985.

Kevin S. Buchel               Senior Vice President of Operations and Finance
     (44)                     since April 1995; Vice President of Finance and
                              Administration from December 1989 to April 1995.

Richard Paladino              Senior Vice President of Corporate Sales
     (43)                     for Napco and Alarm Lock since August 1994;
                              Vice President for Corporate Sales for Napco and
                              Alarm Lock from December 1993 to August 1994; Vice
                              President of Sales and Marketing for Alarm Lock
                              Hardware Division from November 1987 to December
                              1993.

Alfred DePierro               Vice President of Engineering --
     (50)                     Microcomputer Applications since
                              September 1985.

Raymond Gaudio                Vice President of Engineering --
     (53)                     Software Applications since September
                              1985.

Joseph Scardino               Vice President of Sales of Napco from August 1994;
     (40)                     Vice President-New York Sales Division from
                              January 1994 to August 1994; Regional Sales
                              Manager of New York from October 1986 to January
                              1994.

EXECUTIVE COMPENSATION

       The following table sets forth the compensation information for the President and Co-Chief Executive Officer of the Company and for each of the Company's four most highly compensated other executive officers serving at the end of fiscal year 1997.

                           SUMMARY COMPENSATION TABLE


                                                                Annual Compensation
                                                  ----------------------------------------------
    Name and                          Fiscal                                      Other Annual
Principal Position                     Year         Salary            Bonus       Compensation(2)
------------------                     ----         ------            -----       ---------------
Richard Soloway, Chairman              1997       $407,793                --       $ 9,282
of the Board of Directors,             1996        407,793                --         8,467
Secretary                              1995        407,793                --         2,725

Kenneth Rosenberg, President           1997       $407,793                --       $11,709
 and Treasurer                         1996        407,793                --        13,553
                                       1995        407,793                --        10,724

Richard Paladino,                      1997       $153,286(1)        $30,000       $ 7,302
 Senior Vice President                 1996        145,600(1)             --         7,302
 of Corporate Sales                    1995        148,218(1)             --         7,256

Alfred DePierro, Vice                  1997       $221,112(1)             --       $ 2,174
 President of Engineering -            1996        224,153(1)             --         2,174
 Microcomputer Applications            1995        223,412(1)             --         2,156

Raymond Gaudio, Vice                   1997       $264,715(1)             --       $   288
 President of Engineering -            1996        268,916(1)             --           288
 Software Application                  1995        267,893(1)             --           156


                                                              Long-Term Compensation
                                                  --------------------------------------------
    Name and                          Fiscal      Restricted         Options           LTIP            All Other
Principal Position                     Year       Stock Awards         SARS            Payouts        Compensation
------------------                     ----       ------------         ----            -------        ------------
                                                                                                          (3)
Richard Soloway, Chairman              1997              --               --             --             $4,750
of the Board of Directors,             1996              --               --             --              4,750
Secretary                              1995              --               --             --              4,078

Kenneth Rosenberg, President           1997              --               --             --             $4,750
 and Treasurer                         1996              --               --             --              4,750
                                       1995              --               --             --              4,078

Richard Paladino,                      1997              --               --             --             $1,584
 Senior Vice President                 1996              --            2,000             --              1,456
 of Corporate Sales                    1995              --               --             --              1,482

Alfred DePierro, Vice                  1997              --               --             --             $1,165
 President of Engineering -            1996              --               --             --              2,242
 Microcomputer Applications            1995              --               --             --              2,234

Raymond Gaudio, Vice                   1997              --               --             --             $2,517
 President of Engineering -            1996              --               --             --              2,689
 Software Application                  1995              --               --             --              2,635


-------------

(1)  Includes commissions.

(2) Messrs. Soloway, Rosenberg, Paladino, DePierro, and Gaudio received $1,060, $3,994, and $1,965; $8,921, $12,953, and $9,730; $102, $102, and $156; $174,
$174, and $156; and $288, $288, and $156, respectively for health and life insurance for fiscal years 1997, 1996 and 1995. Messrs. Soloway, Rosenberg, Paladino and DePierro received $8,222, $4,473, and $760; $2,788, $600, and $994;
$7,200, $7,200 and $7,100; and $2,000, $2,000, and $2,000, respectively, for automobile expenses for fiscal years 1997, 1996 and 1995.

(3) 401(k) plan contributions.

OPTION GRANTS AND EXERCISES

       The following tables summarize option grants and exercises during fiscal 1997 to or by the named executive officers and the value of the fiscal 1997 granted options, if any, held by such persons at the end of fiscal 1997.


                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                     Potential Realizable
                                                                                       Value At Assumed
                                                                                       Annual Rates of
                                                                                         Stock Price
                                                                                       Appreciation for
                                      Individual Grants                                 Option Term(2)
                     ----------------------------------------------------------      --------------------
                                   Percent of
                                   Total Options
                                   Granted to        Exercise or
                     Options       Employees in      Base Price      Expiration
Name                 Granted       Fiscal Year         ($/Sh)          Date          5% ($)      10% ($)
----                 -------       ------------      -----------     ----------      ------      -------
Richard Soloway         --             --                --              --             --          --
Kenneth Rosenberg       --             --                --              --             --          --
Richard Paladino        --             --                --              --             --          --
Alfred DePierro         --             --                --              --             --          --
Raymond Gaudio          --             --                --              --             --          --


--------

(1) Options generally become exercisable in cumulative annual installments of 20% commencing on the date of grant. Options terminate upon the earlier of the cessation of employment with the Company or the fifth anniversary of the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% annually from the date options are granted.

      AGGREGATED OPTION EXERCISES IN LAST YEAR AND FY-END OPTION VALUES (1)


                                                                                 Value of
                                                          Number of              Unexercised
                                                          Unexercised            In-the-Money
                             Shares                       Options at             Options at
                            Acquired          Value       FY-End (#)             FY-End ($)
                           on Exercise      Realized      Exercisable/           Exercisable/
Name                           (#)            ($)         Unexercisable          Unexercisable
----                       -----------      --------      -------------          -------------
Richard Soloway                --              --               --                     --
Kenneth Rosenberg              --              --               --                     --
Richard Paladino               --              --            4,800/2,200         $3,300/$3,075
Alfred DePierro                --              --               --                     --
Raymond Gaudio                 --              --               --                     --

----------

(1) No stock options were exercised by the named executive officers during fiscal 1997

Employment Agreements


    The Company has employment agreements with Alfred DePierro and Raymond Gaudio. The agreement with Mr. Gaudio provides for an annual salary ($120,330) and commission draw ($52,000) aggregating $172,330 plus commissions in excess of the draw. The agreement with Mr. DePierro provides for an annual salary ($116,556) and commission draw ($41,600) aggregating $158,156 plus commissions in excess of the draw and automobile allowance.


Report of the Compensation Committee

    The Company's Compensation Committee is made up of the Chairman of the Board, the President, and the Senior Vice President of Operations and Finance. The Committee considers and establishes compensation for the management of the Company. With respect to the compensation of the Chairman and the President, the Board of Directors considers and approves such compensation.

Overview and Philosophy

    The Compensation Committee uses its compensation program to achieve the following objectives:

    - increasing the profitability and net worth of the Company and, accordingly, increasing stockholder value;

    - providing compensation that will enable the Company to attract and retain high quality employees and reward superior performance;

    - providing management with incentives related to the success of the Company; and

    - providing management with long-term equity incentives through stock options.

    The Company believes that its executive compensation program provides an overall level of compensation that is competitive within the electronic security products industry and among companies of comparable size and complexity.

Procedures for Establishing Compensation

    At the beginning of each year, the Compensation Committee establishes an annual salary plan for the Company's senior executive officers.

    In fiscal 1997, as in the past several years, the Compensation Committee set compensation at the start of the year and reviewed it approximately mid-way through the year. The initial compensation recommendation, consisting of salary and performance-based incentive compensation, is based in part upon a survey of comparably sized companies. The Compensation Committee uses this survey to determine the competitiveness of base salary and incentive opportunities at the Company and to evaluate the relative mix of salary and incentive compensation.

Executive Officer Compensation Program

    The Company's executive compensation program consists of base salary, annual incentive cash compensation, commissions, long-term equity incentives in the form of stock options and various benefits such as medical insurance and 401(k) savings plan generally available to employees of the Company. The amount of perquisites, as determined in accordance with rules promulgated by the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 1997.

Base Salary

    Base compensation is generally set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and or comparable size and success as the Company. In addition to external market data, salary is determined by the Company's financial performance and the individual's performance based on predetermined, non-financial objectives. Non-financial objectives include an individual's contribution to the Company as a whole, including his ability to motivate others, develop the necessary skills as the Company grows, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

Short-Term and Long-Term Compensation

    Annual incentive compensation and long-term incentive compensation, in comparison to base salary, are more highly tied to the Company's success in achieving financial performance goals. Annual cash bonuses are paid primarily on the basis of attainment of financial, sales, and production goals of the Company. The Chairman and the President do not vote on their own compensation. Raymond Gaudio and Alfred DePierro do not receive bonuses but do receive commissions.

    Long-term incentive compensation, through stock options, enables executives to develop a long-term stock ownership position in the Company. In addition to considering an individual's past performance, the Company's desire to retain an individual is of paramount consideration in the determination of stock option grants.

    Stock options are granted at an option price equal to fair market value on the date of grant and generally vest over a five-year period in order to encourage key employees to continue in the employ of the Company. Accordingly, stock options are intended to retain and motivate executives to improve long-term stock market performance.

Summary of Compensation of Chief Executive Officers

    In fiscal 1997, the Company's Chairman and Co-Chief Executive Officer, Richard Soloway and the President and Co-Chief Executive Officer, Kenneth Rosenberg, each received a salary of $407,793. They received no stock options in fiscal year 1997.

    Compensation Committee:  Richard Soloway
                             Kenneth Rosenberg
                             Kevin S. Buchel

Compensation Committee Interlocks and Insider Participation

    The members of the Compensation Committee are Richard Soloway, Kenneth Rosenberg and Kevin S. Buchel. Each member of the Compensation Committee was, during fiscal 1997 and previously, an officer and employee of the Company and each subsidiary of the Company as described above pursuant to Item 404 of Regulation S-K promulgated under the Securities and Exchange Act of 1934.

    No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Compensation Pursuant to Plans

Profit Sharing Plan

      The Company maintains a defined contribution profit sharing plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, all employees who are at least age twenty-one and have completed one year of employment with the Company are eligible to participate in the Plan. The effective date of the Plan, as restated, is July 1, 1989. Participants in the Plan may contribute up to the maximum amount permitted by the Code of their compensation as a salary reduction. The Company matches all such contributions by contributing an amount equal to 50% of all such salary reduction deferrals up to a maximum of 1% of each participant's salary compensation. In addition, the Company may elect at the end of each Plan year to contribute a discretionary amount to the Plan to be allocated among the eligible employees on the basis of compensation. During fiscal 1997, the Company contributed approximately $47,000 to the Plan.

      Vested contributions, both participant and the Company's additional contributions, are payable to the participant (or his beneficiary), upon any of the following events: retirement, termination of employment, disability, death, termination of the Plan without the establishment of a successor Plan, or the attainment of age 59 1/2. Participants may withdraw up to the total of salary deferral contributions upon suffering a financial hardship, as defined in the Plan. A participant may also borrow from the Plan against his account balance. All participant and additional Company contributions are 100% vested at all times. Benefits at retirement are payable to participants in a lump sum or as an annuity.

Stock Options

      Under the Company's 1992 Incentive Stock Option Plan, as amended ("1992 Plan") which was approved by vote of the stockholders of the Company at the 1992 Annual Meeting (extending the 1982 plan for an additional ten years), incentive stock options to purchase up to an aggregate of 727,933 shares of Common Stock (plus the shares at the time subject to option) or a total of 815,933 shares (as adjusted) may be granted at fair market value to executive officers and key employees during the ten-year period ending in October 2002. At June 30, 1997 738,483 shares were available for grant under the 1992 Plan. Options to purchase a total of 74,250 shares of Common Stock were outstanding under the 1992 Plan on June 30, 1997, with exercise prices of $2.50 to $4.375 per share. The incentive stock options included in the foregoing tabulation expire five years from the date of grant, are non-transferable and are exercisable beginning with the date of grant in 20 percent cumulative yearly installments. These options and shares were registered in October 24, 1996 with the Securities and Exchange Commission.

      The Company's 1990 Non-Employee Stock Option Plan ("1990 Plan") was adopted to promote the interests of the Company and its stockholders by enabling the Company to attract and retain outside directors and consultants, to provide them an incentive to continue service with the Company, and provide them additional incentive to promote the success of the Company's business. The 1990 Plan was approved by the stockholders at the Company's 1990 annual meeting. At June 30, 1997, a total of 50,000 shares (with appropriate adjustment in the event of a stock split or other change in the Company's common stock) of common stock of the Company, par value $.01 per share, were available for grant of options under the 1990 Plan. The Plan authorizes grants of options which do not meet the requirements of Section 422 of the Internal Revenue Code to non-employee directors and/or consultants of the Company. No option may be granted after October 15, 2000 or such earlier date as the Board of Directors may determine. Through June 30, 1997, no options under the 1990 Plan had been granted.

      Each option would have a maximum term of five years, or such lesser period as the Committee specifies. Options would become exercisable at the rate of 20% per year. An option may be exercised by an optionee during his tenure as a director or consultant. Options under the 1990 Plan would not be transferable. The optionees would have "piggyback" registration rights whereby if in the future the Company registered any additional shares with the Securities and Exchange Commission, the Company would also register the shares subject to such options.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

The following graph sets forth the Company's total shareholder return index as compared to the NASDAQ index and a NASDAQ electronic component stock industry index.

--------------------------------------------------------------------------------






                6/93        6/94        6/95        6/96        6/97
NAPCO         100.000      62.500      42.500      72.500      95.000

NASDAQ        100.000     100.960     134.762     173.022     210.387

PEER          100.000     117.281     140.177     158.788     189.658
GROUP*


--------------

* Peer Group consists of:

        American Medical Alert Corp.
        Detection Systems, Inc.
        NAPCO Security Systems, Inc.
        Pittway Corp.
        Vicon Industries, Inc.

Code-Alarm, Inc., which was included in the Peer Group in the prior year, was omitted because it is no longer publicly traded and was replaced in the Peer Group by Pittway Corp. and Detection Systems, Inc.

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed Arthur Andersen LLP ("AA") as the independent public accountants for the Company and its subsidiaries for its 1997 fiscal year. AA has been serving the Company since fiscal 1993.

        Services provided by AA during and for the 1997 fiscal year consisted of audit and non-audit related services. These services included the examination of the consolidated financial statements of the Company, services related to reporting by the Company and its subsidiaries to the Securities and Exchange Commission and consulting during the year on matters related to accounting, taxes and financial reporting.

        A representative of AA will be present at the Annual Meeting to make a statement if he desires and to respond to appropriate questions presented at the Meeting.


                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

        Any stockholder proposal which is intended to be presented at next year's annual meeting of stockholders must be received by the Company not later than June 22, 1998 if it is to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.


                            EXPENSES OF SOLICITATION

        The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies of the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation.



Dated: October 24, 1997

                          NAPCO SECURITY SYSTEMS, INC.
                               333 Bayview Avenue
                           Amityville, New York 11701

                   PROXY - SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned stockholder of NAPCO SECURITY SYSTEMS, INC. hereby appoints Messrs. Richard Soloway and Kenneth Rosenberg, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution, to vote as specified on the reverse side all shares of Common Stock of said Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation, to be held on Tuesday, November 25, 1997 and at all adjournments of such Meeting, with all powers the undersigned would possess if personally present.

      This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR (4) DIRECTORS (ITEM 1); AND
AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION AND IN THE BEST JUDGMENT OF THE PROXIES. This Proxy may be revoked at any time prior to the voting thereof.

                   (Please date and sign on the reverse side.)

(Continued from the other side)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

Item 1 - Election of four directors:  Randy B. Blaustein,
            Kenneth Rosenberg, Richard Soloway and Andrew J. Wilder.

          FOR /  /                  WITHHOLD /  /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)




________________________________________________________________________________



                                          Dated: _______________________________


                                          ______________________________________


                                          ______________________________________
                                          Signature or Signatures

                                          Please sign exactly as your name
                                          appears at the left. Executors,
                                          administrators, trustees, guardians,
                                          attorneys and agents should give their
                                          full titles and submit evidence of
                                          appointment unless previously
                                          furnished to the Corporation or its
                                          transfer agent.